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Exhibit 99.1

News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Issues Corporate Update
Reaffirms 2016 First Quarter Business Update

OLATHE, Kan., Wednesday, April 6, 2016 -- Hooper Holmes, Inc. (NYSE MKT:HH) today issued a corporate update highlighting the Company’s progress during the quarter ended March 31, 2016 and reaffirming total year guidance.

As discussed during the Hooper Holmes 2015 Financial Results Conference Call on March 29, 2016, the Company completed major steps to strengthen its balance sheet during the first quarter of 2016. These steps include completing a rights offering which raised new capital of over $3.5 million, providing additional liquidity and improving the Company’s capital structure. Further the Company received a $1.2 million investment by 200 NNH, LLC, an affiliate of Kanon Ventures through the sale of 10 million shares, subject to an 18-month lock-up period.

Henry Dubois, President and CEO of Hooper Holmes commented, “We have improved our capital structure by $4.7 million since January 1, 2016. Year to date we have also won new sales which we expect to contribute at least $3.3 million in new 2016 revenue.

Mr. Dubois continued, “In financial terms, 2015 was a record year for screening units and a record year for Health & Wellness revenues, marking our seventh straight year of Health & Wellness revenue growth. We continue to be on track to generate at least $42 million of revenue in 2016, and to be EBITDA and operating cash flow positive for the full year.”

For the year ended December 31, 2015, the Company’s audit opinion in the Form 10-K included a going concern clarifying statement. The Company will continue to monitor its liquidity carefully and work to reduce this uncertainty.

About Hooper Holmes

Hooper Holmes Confidential

Exhibit 99.1

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.

More information is available at hooperholmes.com and at accountablehealthsolutions.com.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

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Hooper Holmes Confidential